UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEMTREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0399914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

276 Greenpoint Ave Bld. 8 Suite 208

Brooklyn, NY 11222

(631) 756-9116

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Co.

1209 Orange St, Wilmington, DE 19801

302-658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

(702) 982-5686

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus, which covers the offering, issuance and sales by us of up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

●	a sales agreement prospectus supplement covering the offer, issuance and sale by us of up to a maximum aggregate offering price of up to $20,000,000 of our common stock that may be issued and sold from time to time under a sales agreement with A.G.P / Alliance Global Partners (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $20,000,000 of common stock, par value $0.001 per share, that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $50,000,000 of securities that may be offered, issued and sold by us under the base prospectus. The actual amount of common stock offered, issued and sold under the sales agreement prospectus supplement, pursuant to General Instruction I.B.6 of Form S-3, in no event will exceed more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. Upon termination of the Sales Agreement, any portion of the $20,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED JULY 30, 2020

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, or units having an aggregate initial offering price not exceeding $50,000,000. The preferred stock, warrants, and units may be convertible or exercisable or exchangeable for common stock or preferred stock or other securities of ours and have not been approved for listing on any market or exchange, and we have not made any application for such listing.

Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on The NASDAQ Capital Market under the symbol “CETX”. On July 29, 2020, the last reported sale price of shares of our common stock was $1.40. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

As of July 29, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $49,597,431, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 16,502,949 shares of outstanding common stock held by non-affiliates, at a price per share of $3.11, computed by reference to the price at which our common stock was last sold on June 9, 2020.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the twelve (12) calendar months prior to and including the date of this prospectus, we have offered and sold $12,962,646 of securities pursuant to General Instruction I.B.6 of Form S-3. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $3.6 million of our securities pursuant to General Instruction I.B.6. of Form S-3.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement, and in the risks discussed in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated __________, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

OUR BUSINESS

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of Cemtrex, Inc., a Delaware corporation and its wholly-owned subsidiaries.

Overview

Cemtrex was incorporated in 1998, in the State of Delaware and has evolved through strategic acquisitions and internal research & development from a small environmental monitoring instruments company into a global multi-industry technology company. The Company now specializes in the development of Internet of Things (IoT), Artificial Intelligence (AI) and Virtual Reality (VR) enabled technologies that drive innovation in a wide range of sectors, including consumer products, industrial manufacturing, digital applications, and intelligent security & surveillance systems.

The Company continuously assesses the composition of its portfolio businesses to ensure it is aligned with its strategic objectives and positioned to maximize growth and return in the near and short-term. During the Company’s 2019 fiscal year, the Company made a strategic decision to exit its electronics manufacturing business segment by selling all companies in that segment in a transaction consummated on August 15, 2019. During the Company’s 2019 fiscal year, the Company also reached a strategic decision to exit its original environmental products business and sold those operations.

The Company currently has two business segments, consisting of (i) Advanced Technologies (AT) and (ii) Industrial Services (IS)

Advanced Technologies (AT)

Cemtrex’s Advanced Technologies segment delivers cutting-edge technologies in the Internet of Things (IoT), Wearables and Smart Devices, such as the SmartDesk. Through the Company’s advanced engineering and product design, the Company delivers Virtual Reality (VR) and Augmented Reality (AR) products that provide higher productivity, progressive design and impactful experiences for consumer products, digital applications and industrial manufacturing.

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The AT business segment also includes the Company’s majority owned subsidiary, Vicon Industries, which provides end-to-end security solutions to meet the toughest corporate, industrial and governmental security challenges. Vicon’s products include browser-based Video monitoring systems and facial recognition systems, cameras, servers, and access control systems for every aspect of security and surveillance in industrial and commercial facilities, federal prisons, hospitals, universities, schools, and federal and state government offices. Vicon provides cutting edge, mission critical security and video surveillance solutions utilizing Artificial Intelligence (AI).

Industrial Services (IS)

Cemtrex’s IS segment offers single-source expertise and services for rigging, millwrighting, in plant maintenance, equipment erection, relocation, and disassembly to diversified customers. We install high precision equipment in a wide variety of industrial markets like automotive, printing & graphics, industrial automation, packaging, and chemicals among others. We are a leading provider of reliability-driven maintenance and contracting solutions for the machinery, packaging, printing, chemical, and other manufacturing markets. The focus is on customers seeking to achieve greater asset utilization and reliability to cut costs and increase production from existing assets, including small projects, sustaining capital, turnarounds, maintenance, specialty welding services, and high-quality scaffolding.

For the fiscal years ended September 30, 2019 and 2018, we had total revenues of $39.3 million and $22.6 million, respectively, and net income (loss) of $(21.9 million) and $(9.2 million), respectively. We had total assets of $44.4 million as of September 30, 2019.

For the three and six months ended March 31, 2020, we had total revenues of $12.1 million and $24.3 million, respectively, and net income (loss) of ($1.8 million) and ($2.0 million), respectively. We had total assets of $50.3 million as of March 31, 2020.

Corporate Information

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 276 Greenpoint Ave, Brooklyn, New York 11222, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any prospectus supplement, and is intended for informational purposes only.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended September 30, 2019 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and the documents that we reference herein and therein and have filed as exhibits to the registration statement, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to above, as well as the risk factors referred to on page 3 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for working capital and general corporate purposes.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, either individually or in any combination:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase any of the securities listed above; and/or

●	units consisting of any of the securities listed above.

The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF COMMON STOCK

The following is a summary of all material characteristics of our common stock as set forth in our certificate of incorporation and bylaws, each as amended. The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, each as amended, and to the provisions of the Delaware General Corporation Law (the “DGCL”).

Common Stock

Our authorized common stock consists of 20,000,000 shares, par value $0.001 per share. As of July 29, 2020, 16,502,949 shares of common stock were issued and outstanding.

In addition, as of July 29, 2020, there were an aggregate of 433,965 shares of our common stock issuable upon the exercise of our publicly-traded series 1 warrants that have an exercise price of $50.48   per share and 1,050,000 shares of our common stock reserved for issuance upon the exercise of our outstanding stock options at a weighted average exercise price of $1.91 per share.

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Voting Power; Dividends. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors. This means that in the voting at our annual meeting, each stockholder or his proxy, may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights for our outstanding preferred stock.

Liquidation, Dissolution and Winding Up. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any of our outstanding preferred stock.

Preemptive and Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro-rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.

We may issue additional shares of our common stock and our preferred stock, if authorized by the board, without the common stockholders’ approval, unless required by Delaware law or a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock are traded on the Nasdaq Capital Market under the symbol CETX.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Clear Trust LLC, Lutz, Florida.

Stock Options

On September 25, 2019, the Company cancelled the stock options that were issued earlier to Saagar Govil, the Company’s Chairman and CEO, on December 5, 2016, December 18, 2017 and on February 12, 2019, and the Company granted a new seven (7) year stock option, expiring on September 24, 2016. The new option for Saagar Govil provides for 400,000 common shares (CETX) vesting immediately with an exercise price of $1.60 per share. The option further provides for issuance of 100,000 shares of common stock (CETX) at the beginning of second, fourth and sixth year at an exercise price increased by 20% each time. Any options not exercised within the seven (7) year period shall expire. As of July 29, 2020, none of these options have been exercised. On September 25, 2019, the Company also granted a new seven (7) year stock option, expiring on 09/24/2026 to Aron Govil. The Company’s Chief Financial Officer. The new option for Aron Govil provides for 200,000 common shares (CETX) vesting immediately with an exercise price of $1.60 per share. The option further provides for issuance of 50,000 shares of common stock (CETX) at the beginning of second, fourth and sixth year at an exercise price increased by 20% each time. Any options not exercised within the seven (7) year period shall expire. As of April 9, 2020, none of these options have been exercised.

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DESCRIPTION OF PREFERRED STOCK

The following is a summary of all material characteristics of our preferred stock as set forth in our certificate of incorporation and bylaws, each as amended. The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, each as amended, and to the provisions of the DGCL.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, with such powers, designations, preferences and relative, participating, optional and other rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. We have no present plans to issue any additional shares of preferred stock.

Series A Preferred Stock

In September 2009, we designated 1,000,000 shares of our preferred stock as Series A Preferred Stock (“Series A Preferred” and shares of the Series A Preferred the “Series A Shares”) pursuant to a certificate of designations filed with the Secretary of State of the State of Delaware, and issued all such Series A Shares to Aron Govil, our Chief Financial Officer and Executive Director. Pursuant to the certificate of designation relating to those shares, each issued and outstanding Series A Share is entitled to the number of votes equal to the result of (i) the total number of shares of common stock outstanding at the time of such vote multiplied by 1.01, and divided by (ii) the total number of shares of Series A Shares outstanding at the time of such vote, at each meeting of our stockholders with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors.

Our Series A Preferred has equal distribution rights with our common stockholders upon liquidation, dissolution or winding-up of our company, and otherwise has no pre-emptive, subscription, conversion or redemption rights.

Series 1 Preferred

In January and February 2017, we issued an aggregate of 1,735,858 shares of Series 1 Preferred Stock (the “Series 1 Preferred” and the shares of the Series 1 Preferred the “Series 1 Shares”), having the following powers, preferences and rights:

Dividends. Holders of Series 1 Shares are entitled to receive cumulative cash dividends at the rate of 10% of the purchase price per year, payable semiannually on the last day of March and September in each year. Dividends may also be paid, at our option, in Series 1 Shares, valued at their liquidation preference. The Series 1 Preferred ranks senior to the common stock with respect to dividends. Dividends will be entitled to be paid prior to any dividend to the holders of our common stock.

Liquidation Preference. The Series 1 Preferred has a liquidation preference of $10.00 per share, equal to its purchase price. In the event of any liquidation, dissolution or winding up of our company, any amounts remaining available for distribution to stockholders after payment of all liabilities of our company will be distributed first to the holders of Series 1 Preferred, and then pari passu to the holders of the series A preferred stock, series C preferred stock and our common stock. The holders of Series 1 Shares have preference over the holders of our common stock on any liquidation, dissolution or winding up of our company. The holders of Series 1 Shares also have preference over the holders of our Series A Shares and our series C preferred stock.

Voting Rights. Except as otherwise provided in the certificate of designation, preferences and rights or as required by law, the Series 1 Preferred shall vote together with the shares of our common stock (and not as a separate class) at any annual or special meeting of stockholders. Except as required by law, each holder of Series 1 Shares is entitled to two votes for each Series 1 Share held on the record date as though each share of Series 1 Preferred were two shares of our common stock. Holders of the Series 1 Preferred vote as a class on any amendment altering or changing the powers, preferences or rights of the Series 1 Preferred so as to affect them adversely.

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No Conversion. The Series 1 Shares are not convertible into or exchangeable for shares of our common stock or any other security.

Rank. The Series 1 Preferred ranks with respect to distribution rights upon our liquidation, winding-up or dissolution and dividend rights, as applicable:

●	senior to our Series A Preferred, series C preferred stock, common stock and any other class of capital stock we issue in the future unless the terms of that stock provide that it ranks senior to any or all of the Series 1 Preferred;

●	on a parity with any class of capital stock we issue in the future the terms of which provide that it will rank on a parity with any or all of the series 1 preferred;

●	junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock will rank senior to the Series 1 Preferred and the common stock; and

●	junior to all of our existing and future indebtedness.

In addition, the Series 1 Preferred, with respect to rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our company and subsidiaries, as well as the capital stock of our subsidiaries held by third parties.

Redemption. We may mandatorily redeem any or all of Series 1 Preferred at any time and from time to time at our option, by giving notice (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise). If we redeem fewer than all of the outstanding shares of Series 1 Preferred, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method. The mandatory redemption price for any shares of Series 1 Preferred is an amount equal to the $10.00 purchase price per share plus any accrued but unpaid dividends to the date fixed for redemption.

From and after any applicable redemption date, if funds necessary for the redemption are available and have been irrevocably deposited or set aside, then:

●	the shares will no longer be deemed outstanding;

●	the holders of the shares, as such, will cease to be stockholders; and

●	all rights with respect to the shares of Series 1 Preferred will terminate except the right of the holders to receive the redemption price, without interest.

We may also repurchase, outside of our mandatory redemption rights, any shares of Series 1 Preferred in privately-negotiated transactions or in open market purchases on Nasdaq, subject to applicable regulations regarding issuer repurchases of their capital stock. In such cases, we would most likely do so at prices lower than the price at which we are entitled to mandatorily redeem the shares.

No Other Rights. The holders of the Series 1 Shares have no preemptive or preferential or other rights to purchase or subscribe to any stock, obligations, warrants or other securities of ours.

Trading. The Series 1 Preferred is listed for trading on the Nasdaq Capital Market under the symbol CETXP.

Transfer Agent and Registrar. Clear Trust, LLC, Florida, is the transfer agent and registrar for the Series 1 Shares.

Series 1 Warrants

In January and February 2017, we issued series 1 warrants (the “Series 1 Warrants”) to purchase an aggregate of 3,471,717 shares of our common stock, having the following terms and provisions:

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Exercise and Terms. Each Series 1 Warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $6.31 per share. Series 1 Warrants are exercisable, at any time and from time to time, on or before the fifth anniversary of the date of issuance by delivery of an exercise notice duly completed and tendering of the aggregate exercise price. The Series 1 Warrants are exercisable only for cash.

A holder is prohibited under the terms of the Series 1 Warrants from effecting the exercise of the Series 1 Warrants to the extent that, as a result of the exercise, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise.

Call Option. The Series 1 Warrants are callable by us at a price of $0.10 per underlying share of common stock on 30 days’ notice if (i) the average closing price of our common stock for 30 consecutive trading days exceeds 200% of the exercise price, (ii) our common stock continues to be traded on the Nasdaq Capital Market or is trading on another national securities exchange and (iii) a registration statement covering the shares underlying the Series 1 Warrants has been declared effective and remains effective and such shares are not subject to lock-up restrictions.

Trading. The Series 1 Warrants are listed for trading on the Nasdaq Capital Market under the symbol CETXW.

Warrant Agent. Clear Trust, LLC is the warrant agent for our Series 1 Warrants.

Series C Preferred Stock

On October 3, 2019, pursuant to Article IV of our certificate of incorporation, as amended, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock (the “Series C Preferred” and shares of the Series C Preferred the “Series C Shares”), consisting of up to one hundred thousand (100,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series C Shares are entitled to the number of votes equal to the result of (i) the total number of shares of common stock outstanding at the time of such vote multiplied by 10.01, and divided by (ii) the total number of Series C Shares outstanding at the time of such vote, at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration, including the election of directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

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●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

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We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

All securities we may offer, other than common stock, series 1 preferred stock and series 1 warrants, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock, series 1 preferred stock and series 1 warrants, which are listed on The NASDAQ Capital Market. We have no current plans for listing of the preferred stock, warrants, units or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, warrants, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements as of September 30, 2019 and 2018 and for the fiscal years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Haynie & Company, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed on January 14, 2020 as amended on Form 10-K/A filed on January 28, 2020;

●	Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019 and March 31, 2020, filed on February 19, 2020 and May 14, 2020, respectively;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on November 9, 2018, November 26, 2018, January 14, 2019, January 28, 2019, February 28, 2019, March 22, 2019, March 25, 2019, April 24, 2019, April 26, 2019, June 12, 2019, July 2, 2019, August 21, 2019 September 20, 2019, October 8, 2019, November 8, 2019, December 3, 2019 December 5, 2019, January 15, 2020, January 24, 2020, February 26, 2020, March 9, 2020, March 20, 2020, March 26, 2020, April 1, 2020, April 27, 2020, May 19, 2020, June 4, 2020, June 12, 2020, June 19, 2020 and July 21, 2020.

●	Definitive Proxy Statement on Schedule 14A filed on April 16, 2020;

●	Definitive Information Statement on Schedule 14C filed on May 16, 2019; and

●	the description of our common stock and preferred stock contained in our registration statement on Form S-1 filed with the SEC on April 16, 2020 (File No. 333-237720), and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Cemtrex, Inc.

276 Greenpoint Ave Bld. 8 Suite 208

Brooklyn, NY 11222

Attention: Saagar Govil

Chief Executive Officer

(631) 756-9116

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The information contained in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION DATED JULY 30, 2020

$20,000,000

Common Stock

On July 20, 2020, we entered into a certain Sales Agreement, or sales agreement, with A.G.P. / Alliance Global Partners, or A.G.P., relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $20,000,000 from time to time through A.G.P.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “CETX.” On July 29, 2020, the last reported sale price of our common stock was $1.40 per share.

As of July 29, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $49,597,431, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 16,502,949 shares of outstanding common stock held by non-affiliates, at a price per share of $3.11, computed by reference to the price at which our common stock was last sold on June 9, 2020.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we offer or sell the securities described in this prospectus supplement in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the twelve (12) calendar months prior to and including the date of this prospectus, we have offered and sold $12,962,646 of securities pursuant to General Instruction I.B.6 of Form S-3. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $3.6 million of our securities pursuant to General Instruction I.B.6. of Form S-3.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, A.G.P. may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to A.G.P. for sales of common stock sold pursuant to the sales agreement will be equal to 3.5% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

__________, 2020

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying base prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the sales agent has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, (ii) in this prospectus supplement and, in particular, the risks discussed below and under the heading “Risk Factors” and (iii) those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended September 30, 2019 and 2018 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 8-K, 10-Q and 10-K filed with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement. Before you decide to invest in our securities, you should read the entire prospectus supplement carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, this prospectus supplement includes the accounts of Cemtrex, Inc., a Delaware corporation and its wholly-owned subsidiaries, collectively referred to as “we”, “us”, “Cemtrex” or the “Company”.

Overview

Cemtrex was incorporated in 1998, in the State of Delaware and has evolved through strategic acquisitions and internal research & development from a small environmental monitoring instruments company into a world leading multi-industry technology company. The Company now specializes in the development of Internet of Things (IoT), Artificial Intelligence (AI) and Virtual Reality (VR) enabled technologies that drive innovation in a wide range of sectors, including consumer products, industrial manufacturing, digital applications, and intelligent security & surveillance systems.

The Company continuously assesses the composition of its portfolio businesses to ensure it is aligned with its strategic objectives and positioned to maximize growth and return in the coming years. During fiscal 2019, the Company made a strategic decision to exit its Electronics Manufacturing group by selling all companies in that business segment on August 15, 2019. During fiscal 2019, the Company also reached a strategic decision to exit its original environmental products business and sold those operations.

Now the Company has two business segments, consisting of (i) Advanced Technologies (AT) and (ii) Industrial Services (IS)

Advanced Technologies (AT)

Cemtrex’s Advanced Technologies segment delivers cutting-edge technologies in the Internet of Things (IoT), Wearables and Smart Devices, such as the SmartDesk. Through the Company’s advanced engineering and product design, Company delivers Virtual Reality (VR) and Augmented Reality (AR) products that provide higher productivity, progressive design and impactful experiences for consumer products, digital applications and industrial manufacturing.

The AT business segment also includes the Company’s majority owned subsidiary, Vicon Industries, which provides end-to-end security solutions to meet the toughest corporate, industrial and governmental security challenges. Vicon’s products include browser-based Video monitoring systems and facial recognition systems, cameras, servers, and access control systems for every aspect of security and surveillance in industrial and commercial facilities, federal prisons, hospitals, universities, schools, and federal and state government offices. Vicon provides cutting edge, mission critical security and video surveillance solutions utilizing Artificial Intelligence (AI).

Industrial Services (IS)

Cemtrex’s IS segment offers single-source expertise and services for rigging, millwrighting, in plant maintenance, equipment erection, relocation, and disassembly to diversified customers. We install high precision equipment in a wide variety of industrial markets like automotive, printing & graphics, industrial automation, packaging, and chemicals among others. We are a leading provider of reliability-driven maintenance and contracting solutions for the machinery, packaging, printing, chemical, and other manufacturing markets. The focus is on customers seeking to achieve greater asset utilization and reliability to cut costs and increase production from existing assets, including small projects, sustaining capital, turnarounds, maintenance, specialty welding services, and high-quality scaffolding.

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For the fiscal years ended September 30, 2019 and 2018, we had total revenues of $39.3  million and $22.6 million, respectively, and net income (loss) of $(21.9  million) and $(9.2 million), respectively. We had total assets of $44.4  million as of September 30, 2019.

For the three and six months ended March 31, 2020, we had total revenues of $12.1 million and $24.3 million, respectively, and net income (loss) of ($1.8 million) and ($2.0 million), respectively. We had total assets of $50.3  million as of March 31, 2020.

Corporate Information

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 276 Greenpoint Ave, Brooklyn, New York 11222, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $20,000,000, subject to the limitation that, in no event will the offering amount exceed more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million, pursuant to General Instruction I.B.6 of Form S-3.

Manner of offering:	“At the market offering” that may be made from time to time through our sales agent, A.G.P. See “Plan of Distribution” on page 5.

Use of proceeds:	We intend to use the net proceeds, if any, from this offering, for working capital and general corporate purposes. See “Use of Proceeds” on page 4.

Risk Factors:	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol:	CETX

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended September 30, 2019 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or this prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for working capital and general corporate purposes, including accelerating our technology development, sales, and marketing activities in key growth segments including Internet of Things (IoT), Augmented and Virtual Reality (AR & VR), and Artificial Intelligence and Computer Vision (AI & CV) in security applications. Additionally, the proceeds will strategically position the Company for attractive acquisition opportunities that may be available due to the current economic environment. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on The NASDAQ Capital Market under the symbol “CETX”. On July 29, 2020, the last reported sale price of our common stock was $1.40.

Holders

As of July 29, 2020 we had 76 registered holders of record of our common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

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DIVIDEND POLICY

In January and February 2017, we issued an aggregate of 1,735,858 shares of series 1 preferred stock (the “Series 1 Preferred”), having the following powers, preferences and rights:

Holders of the Series 1 Preferred are entitled to receive cumulative cash dividends at the rate of 10% of the purchase price per year, payable semiannually on the last day of March and September in each year. Dividends may also be paid, at our option, in additional shares of Series 1 Preferred, valued at their liquidation preference. The Series 1 Preferred ranks senior to the common stock with respect to dividends. Dividends will be entitled to be paid prior to any dividend to the holders of our common stock.

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P. under which we may issue and sell shares of our common stock from time to time up to $20,000,000 to or through A.G.P., acting as our sales agent. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Capital Market, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.5% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $35,000.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $50,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

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Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of common stock under the sales agreement.

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 10 days’ prior notice to A.G.P. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 10 days’ prior notice to us.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon by The Doney Law Firm, Las Vegas, Nevada. A.G.P. is being represented in connection with this offering by Dentons US LLP, New York, New York.

EXPERTS

The audited consolidated financial statements as of September 30, 2019 and 2018 and for each of the two fiscal years then ended, are incorporated by reference in this prospectus supplement have been audited by Haynie & Company, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 covering the shares of common stock offered by this prospectus statement which we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

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We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement and the accompanying prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001-36019):

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed on January 14, 2020 as amended on Form 10-K/A filed on January 28, 2020;

●	Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019 and March 31, 2020, filed on February 19, 2020 and May 14, 2020, respectively;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on November 9, 2018, November 26, 2018, January 14, 2019, January 28, 2019, February 28, 2019, March 22, 2019, March 25, 2019, April 24, 2019, April 26, 2019, June 12, 2019, July 2, 2019, August 21, 2019 September 20, 2019, October 8, 2019, November 8, 2019, December 3, 2019 December 5, 2019, January 15, 2020, January 24, 2020, February 26, 2020, March 9, 2020, March 20, 2020, March 26, 2020, April 1, 2020, April 27, 2020, May 19, 2020, June 4, 2020, June 12, 2020, June 19, 2020 and July 21, 2020.

●	Definitive Proxy Statement on Schedule 14A filed on April 16, 2020;

●	Definitive Information Statement on Schedule 14C filed on May 16, 2019; and

●	the description of our common stock and preferred stock contained in our registration statement on Form S-1 filed with the SEC on April 16, 2020 (File No. 333-237720), and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus supplement additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement or the accompanying prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus, or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Cemtrex, Inc.

276 Greenpoint Ave Bld. 8 Suite 208

Brooklyn, NY 11222

Attention: Saagar Govil

Chief Executive Officer

(631) 756-9116

7

$20,000,000

Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

__________, 2020

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$6,490
FINRA filing fee	*
NASDAQ listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Printing and engraving expenses	*
Miscellaneous expenses	*
Total	*

*Estimated expenses are presently not known and cannot be estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

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Our bylaws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person. Our bylaws that will be in effect upon completion of this offering will further provide for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.”

We also intend to maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of charter or bylaws.

ITEM 16. EXHIBITS

a)	Exhibits.

1.01 *	Form of Underwriting Agreement.

1.02	Sales Agreement, dated July 20, 2020, by and between Cemtrex, Inc. and A.G.P. / Alliance Global Partners. Incorporated by reference from S-3 filed on July 21, 2020.

2.01	Stock Purchase Agreement regarding the stock of Advanced Industrial Services, Inc., AIS Leasing Company, AIS Graphic Services, Inc., and AIS Energy Services, LLC, Dated December 15, 2015.

2.02	Asset Purchase agreement between Periscope GmbH and ROB Centrex Assets UG, ROB Cemtrex Automotive GmbH, and ROB Cemtrex Logistics GmbH. Incorporated by reference from Form 8-K/A filed on November 24, 2017.

3.01	Certificate of Incorporation of the Company. Incorporated by reference from Form 10-12G filed on May 22, 2008.

3.02	By Laws of the Company. Incorporated by reference from Form 10-12G filed on May 22, 2008.

3.03	Certificate of Amendment of Certificate of Incorporation, dated September 29, 2006. Incorporated by reference from Form 10-12G filed on May 22, 2008.

3.04	Certificate of Amendment of Certificate of Incorporation, dated March 30, 2007. Incorporated by reference from Form 10-12G filed on May 22, 2008.

3.05	Certificate of Amendment of Certificate of Incorporation, dated May 16, 2007. Incorporated by reference from Form 10-12G filed on May 22, 2008.

3.06	Certificate of Amendment of Certificate of Incorporation, dated August 21, 2007. Incorporated by reference from Form 10-12G filed on May 22, 2008.

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3.07	Certificate of Amendment of Certificate of Incorporation, dated April 3, 2015. Incorporated by reference from Form 8-K filed on August 22, 2016.

3.08	Certificate of Designation of the Series A Preferred Shares, dated September 8, 2009. Incorporated by reference from Form 8-K filed on September 10, 2009.

3.09	Certificate of Designation of the Series 1 Preferred Stock. Incorporated by reference from Form 8-K filed on January 24, 2017.

3.10	Certificate of Amendment of Certificate of Incorporation, dated September 7, 2017. Incorporated by reference from Form 8-K filed on September 8, 2017.

3.11	Certificate of Designations of Series B Redeemable Convertible Preferred Stock. Incorporated by reference from Form 8-K filed on March 22, 2019.

3.12	Certificate of Correction to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Cemtrex, Inc. Incorporated by reference from Form 8-K filed on June 12, 2019.

3.13	Amended Certificate of Designation of the Series 1 Preferred Shares, dated March 30, 2020. Incorporated by reference from Form 8-K filed on April 1, 2020.

4.01

Form of Warrant Agreement. To be filed subsequently by an amendment to the registration statement or by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

5.01	Opinion of The Doney Law Firm. Incorporated by reference from Form S-3 filed on July 21, 2020.

14.1	Corporate Code of Business Ethics. Incorporated by reference from Form 8-K filed on July 1, 2016.

23.01	Consent of Haynie & Company

23.02	Consent of The Doney Law Firm (included in Exhibit 5.01). Incorporated by reference from Form S-3 filed on July 21, 2020.

24.01	Power of Attorney (contained on the signature pages to the registration statement). Incorporated by reference from Form S-3 filed on July 21, 2020.

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B;

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Registration Statement on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Brooklyn, New York, on the 30th day of July, 2020.

CEMTREX, INC.

By:	/s/ Saagar Govil
Saagar Govil
Chairman of the Board, CEO, President & Secretary (Principal Executive Officer)

By:	/s/ Aron Govil
Aron Govil
Executive Director, CFO (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

July 30, 2020	By:	/s/ Saagar Govil
Saagar Govil,
Chairman of the Board, CEO,
President & Secretary (Principal Executive Officer)

July 30, 2020	By:	/s/ Aron Govil
Aron Govil
Executive Director, CFO (Principal Financial and Accounting Officer)

July 30, 2020	By:	/s/ Raju Panjwani
Raju Panjwani,
Director

July 30, 2020	By:	/s/ Sunil Verma
Sunny Verma,
Director

July 30, 2020	By:	/s/ Metodi Filipov
Metodi Filipov,
Director

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